UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AAR CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Commencing on August 10, 2026, AAR CORP. will use the following supplemental information in communicating with certain stockholders.

The following presentation supplements our definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission (“SEC”) on August 4, 2026, relating to our Annual Meeting of Stockholders to be held on September 23, 2026. These materials should be read in conjunction with the Proxy Statement. Our proxy materials, including the Proxy Statement, proxy card, notice, 2026 Annual Report to Stockholders and Annual Report on Form 10-K for the fiscal year ended May 31, 2026 are available on the SEC’s website at www.sec.gov, in the “Investors – SEC Reports” section of our website at www.aarcorp.com, and at www.proxyvote.com.

© 2026 AAR CORP. All rights reserved worldwide Commercial | Government Parts. Repair. Software. The aviation aftermarket platform. Governance Investor Presentation | August – September 2026

Additional Information Important Additional Information and Where to Find It We have filed a definitive proxy statement on Schedule 14A and proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for our 2026 Annual Meeting of Stockholders to be held on September 23, 2026 (the “2026 Annual Meeting”). STOCKHOLDERS ARE STRONGLY ADVISE D T O READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE PROXY CARD AND ANY OTHER DOCUMENTS FILED WITH THE SEC BECAUSE THEY CON TAI N IMPORTANT INFORMATION. Stockholders may obtain a free copy of the definitive proxy statement and other documents that we file with the SEC from the SEC ’s website at www.sec.gov or from the “Investors – SEC Reports” section of our website at www.aarcorp.com . Certain Information Regarding Participants in Solicitation AAR CORP. (“AAR”), its directors and its executive officers may be deemed participants in the solicitation of proxies from st ock holders in connection with the matters to be considered at the 2026 Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the so licitation of stockholders in connection with the 2026 Annual Meeting, and their direct or indirect interests, by stock holdings or otherwise, which may be different from those of AAR sto ckh olders generally, is set forth in the definitive proxy statement and the other documents that we file with the SEC. Forward - Looking Statements This presentation contains certain statements relating to future results, which are forward - looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 , which reflect our management’s expectations about future conditions, including, but not limited to, execution of our business strategies, disciplined capital allocation, meeting customer expectations, maintaining a high - performing culture, strong governance profile and effective executive compensation program, the intended effects of the special award to Mr . Holmes, and the potential achievement by the Company of stock price goals or satisfaction by Mr . Holmes of service - based conditions necessary for the special award to vest and the anticipated impacts thereof . These forward - looking statements are based on the beliefs of our management, as well as assumptions and estimates based on information available to us as of the date such statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors . Should one or more of those risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described . Those events and uncertainties are difficult or impossible to predict accurately and many are beyond our control . For a discussion of these and other risks and uncertainties, refer to our Annual Report on Form 10 - K, Part I, “Item 1 A, Risk Factors” and our other filings filed from time to time with the SEC . We assume no obligation to update any forward - looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required by law . Non - GAAP Financial Measures : This presentation includes certain non - GAAP financial measures . Such non - GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP . Please refer to Appendix B for additional information on these non - GAAP financial measures and reconciliations to the comparable GAAP measures . Unless otherwise noted, the statements made and the information provided in this presentation are as of August 10 , 2026 . © 2026 AAR CORP. All rights reserved worldwide 2

Helping customers increase efficiency and reduce costs while maintaining high levels of quality, service, and safety The Independent Leader in the Aviation Aftermarket $3.3B FY 2026 Sales $401M FY 2026 Adj. EBITDA AIR NYSE Listed Since 1980 ~8,000 Team members Commercial Government U.S./Canada EMEA APAC Other Parts Supply Repair, Engineering & Software Government Solutions Legacy Commercial Programs Sales by customer type Sales by geography Sales by segment © 2026 AAR CORP. All rights reserved worldwide 3 FY 2026 Note: See Appendix B for reconciliation of Non - GAAP financial measures.

Executive Summary 1 Our best - in - industry leadership team is executing on a clear strategy focused on customer success, driving continued growth and long - term value creation Our strong governance profile, including incorporating stockholder feedback into Board and Committee discussions regarding our policies and practices, is continuously evaluated 4 © 2026 AAR CORP. All rights reserved worldwide 4 2 Our balanced and disciplined capital allocation strategy is focused on driving value creation 3 Our high - performance culture is focused on safety, quality, compliance, and execution enabling industry - leading customer service

Deep industry expertise and focus on the customer experience Experienced Leadership Team Executing Our Strategy © 2026 AAR CORP. All rights reserved worldwide 5 Andy Schmidt SVP, Software 11 years with AAR 35 years industry experience Dylan Wolin SVP and Chief Financial Officer 7 years with AAR 19 years industry experience Sharon Purnell SVP and Chief Human Resources Officer 1 year with AAR 4 years industry experience Salvatore Marino SVP, Parts Supply 32 years with AAR 36 years industry experience Frank Landrio SVP, Distribution 19 years with AAR 35 years industry experience Tom Hoferer SVP, Repair & Engineering 3 years with AAR 35 years industry experience Chris Jessup SVP and Chief Commercial Officer 24 years with AAR 27 years industry experience John Cooper SVP, Global Government and Defense 6 years with AAR 35 years USAF Jessica Garascia SVP, General Counsel, Chief Administrative Officer, & Secretary 6 years with AAR 6 years industry experience John Holmes Chairman, President and CEO 25 years with AAR 25 years industry experience Nick Gross SVP, Government Programs and Component MRO 10 years with AAR 26 years industry experience 4 years USAF

Total Shareholder Return © 2026 AAR CORP. All rights reserved worldwide 6 +172% +14% +80% +100% Five - Year Relative TSR 1 Relative returns outpacing peers and broader indices 1. TSRs measured for stated interval ended 5/31/2026 2. Composite of TSR peers as defined in Proxy Statement: AAL, ALGT, ALK, ASLE, BA, DAL, HEI, HXL, JBLU, LUV, MOG, SARO, UAL, VS EC, WWD Three - Year Relative TSR 1 One - Year Relative TSR 1 +125% +92% +81% +47% +83% +21% +28% +28%

Board Nominees and Continuing Directors are Qualified and Engaged © 2026 AAR CORP. All rights reserved worldwide 7 Peter Pace General, U.S. Marine Corps (Ret.); Former Chairman of the Joint Chiefs of Staff (2011) Marc J. Walfish Lead Independent Director Founding Partner, Merit Capital Partners (2003) Hema Widhani Principal, Chief Experience, Brand, and Marketing Officer, Edward Jones (2025) Jennifer L. Vogel Former Senior Vice President, General Counsel, Secretary and Chief Compliance Officer, Continental Airlines, Inc. (2016) John W. Dietrich Former Executive Vice President and Chief Financial Officer of FedEx Corporation (2023) Jeffrey N. Edwards Partner and Vice Chairman, New Vernon Capital (2024) John M. Holmes Chairman, President and CEO (2017) Michael R. Boyce Chairman, Chief Executive Officer, and Managing Director, Peak Investments, LLC (2005) Billy J. Nolen Chief Regulatory Affairs Officer, Archer Aviation Inc. Former Acting FAA Administrator (2023) Robert F. LeDuc Former President, Pratt & Whitney (2020) Ellen M. Lord Former Under Secretary of Defense for Acquisition and Sustainment; Former President and Chief Executive Officer, Textron Systems (2021) Four directors have joined in last four years as part of ongoing Board refreshment processes

Board Nominees and Continuing Directors are Aligned with AAR’s Future Skills and experience tied to our business and strategy © 2026 AAR CORP. All rights reserved worldwide 8 Michael R. Boyce John W. Dietrich Jeffrey N. Edwards John M. Holmes Robert F. Leduc Ellen M. Lord Billy J. Nolen Peter Pace Jennifer L. Vogel Marc J. Walfish Hema Widhani CEO experience Finance Accounting Commercial aerospace Military aerospace Services International business Sales & marketing Supply chain & logistics Operating M&A Manufacturing Government contracting Information technology / cyber / innovation Human resources Risk management Corporate governance Safety Female directors Male directors

Corporate Governance Highlights Tailored corporate governance practices to fit culture, strategy and performance © 2026 AAR CORP. All rights reserved worldwide 9 9 years 66 10 11 Average tenure of directors Average age of directors independent directors directors Ethics hotline policy Related person transaction policy Disclosure committee for financial reporting Annual say - on - pay stockholder vote Stockholder engagement program Independent Board Committees Enterprise risk management program Active board refreshment processes Lead Independent Director Majority voting in uncontested director elections Stock ownership and retention guidelines Annual stock grant to non - employee directors Executive sessions of independent directors Independent compensation consultant Board, Board Committee, and individual director self - evaluations Director orientation and continuing education programs Code of business ethics and conduct Below are highlights of the expected composition our Board of Directors (the current director nominees and the continuing members) following the 2026 Annual Meeting and a list of our corporate governance practices.

Advancing our culture and commitments Safety and Sustainability © 2026 AAR CORP. All rights reserved worldwide 10 • Safety Culture . Living our “Quality first. Safety always.” value, we remain steadfast in our commitment to continually advance our safety culture • We became the first independent third - party MRO organization to implement a corporate safety management system (SMS) four years ago, as we expanded the SMS from a site - specific model to a Company - wide model • Our SMS provides a platform for employees to identify and report hazards, perform risk analyses, implement mitigation measures, and share best practices • Sustainability Commitments . Along with our guiding principle of Doing it right. Nonstop. , our sustainability commitments help inform our decision - making • We are committed to analyzing and better understanding how AAR impacts our local and global communities, the environment, and our industry so that we may reduce potential risk, promote resiliency, and drive value for all stakeholders • The Board’s standing committees oversee aspects of safety and sustainability based on the delegated subject matter • At the management level, a sustainability cross - functional team of leaders assesses risks and opportunities related to sustainability, monitors and implements our strategies, tracks our progress, and guides our reporting to stakeholders

Executive Compensation Highlights Best practices approach © 2026 AAR CORP. All rights reserved worldwide 11 What We Do Not Do What We Do No tax gross - ups No repricing of stock options No dividends or dividend equivalents paid on stock or stock unit awards unless vesting conditions are met Annual say - on - pay stockholder vote Emphasis on performance - based compensation (see Appendix A) Multi - year vesting periods for stock awards Limited perquisites “Double trigger” change - in - control provisions* Meaningful stock ownership and retention guidelines for directors and executive officers Prohibition on short sales, pledging and hedging transactions Claw - backs of incentive compensation in the event of certain financial restatements Annual assessment of incentive compensation plans Responsive to stockholder feedback (see Appendix A) * All agreements with our named executive officers contain “double trigger” change - in - control provisions with the exception of t he vesting of equity awards under a legacy agreement with our Chairman, President and Chief Executive Officer that was entered into in 2018.

Fiscal Year 2027 CEO Award

Designed to align with stockholder interests and promote retention

- In July 2026, our Human Capital and Compensation Committee granted 161,500 shares of performance-based restricted stock with 5-year cliff vesting to John M. Holmes, our Chairman, Chief Executive Officer and President (targeted grant date fair value of approximately $15 million)
- The **100% performance-based** incentive grant, which is tied to the Company's stock price performance, is designed to incentivize Mr. Holmes to drive stockholder value through market-leading share price appreciation, promote enhanced pay-for-performance alignment with stockholders, provide a strong long-term retention incentive, and support continued progress on the execution of the Company's long-term strategy
- The performance-based restricted stock **5-year cliff vests** on July 31, 2031, subject to Mr. Holmes' continued service through such date; the award may only be earned based on, and to the extent of, the achievement of stock price vesting conditions that will be met when the 30-day volume weighted average trading price of a share of the Company's common stock meets or exceeds one or more of the following stock price thresholds on or prior to July 31, 2031:

Stock Price	Total Shares of Restricted Stock That Will Vest
$175	One-third (33.33%)
$200	Additional one-third (33.33%)
$250	Additional one-third (33.34%) (100% total)

- These stock price hurdles represent a premium of 35%, 54% and 93%, respectively, of the $129.47 closing price of a share of our common stock on July 23, 2026, the date of grant, **which, if achieved, would create more than $4.5 billion in additional stockholder value**
- For the award to be fully earned, **the stock price and value of the Company will need to more than double** from May 31, 2026, the end of the Company's 2026 fiscal year
- The Committee considered Mr. Holmes' proven record of strong performance, strategic leadership, and stockholder value creation, and determined that the terms of the award are appropriate based in part on a market analysis and in consultation with the Committee's independent compensation consultant; Mr. Holmes remains subject to the same annual pay-for-performance framework

AAR
© 2026 AAR CORP. All rights reserved worldwide
12

© 2026 AAR CORP. All rights reserved worldwide 13

APPENDIX A © 2026 AAR CORP. All rights reserved worldwide 14

Principal elements of our Fiscal Year 2026 executive compensation program Emphasis on Performance - Based Compensation © 2026 AAR CORP. All rights reserved worldwide 15 Compensation element Form of compensation Performance period Performance measures Purposes of the compensation element Base salary Cash 1 year Individual performance and contributions Qualifications and responsibilities Experience and tenure with the Company Competitive salary considerations Rewards individual performance and contributions consistent with an individual’s position and responsibilities Provides competitive compensation Balances risk-taking concerns associated with performance-based compensation Annual cash bonus Cash 1 year Adjusted diluted earnings per share from continuing operations Promotes retention of executive talent Provides short-term, cash-based incentive Measures performance against key corporate goals Adjusted net working capital turns Stock options (20%) Stock 3 years (vesting period) Up to 10 years (option term) Stock price Promotes retention of executive talent Aligns payout directly with stockholder interests Time-based restricted stock (20%) Stock 3 years Stock price Promotes retention of executive talent Aligns payout directly with stockholder interests Performance-based restricted stock (60%) Stock 3 years Adjusted income from continuing operations Promotes retention of executive talent Ties payout to achievement of key corporate goals Aligns payout directly with stockholder interests Average return on invested capital Relative shareholder return Average return on invested capital Relative shareholder return

Lasting enhancements made to executive compensation program Responsive to Stockholder Feedback © 2026 AAR CORP. All rights reserved worldwide 16 HOW WE RESPONDED (FOR FISCAL YEAR 2024 AND BEYOND)… WHAT WE HEARD (FISCAL YEARS 2022 – 2023) We eliminated the qualitative component of awards under the short - term incentive plan and reverted to a split of 80% earnings per share (“EPS”) and 20% working capital turns ( i.e. , changed the components from 60% EPS, 20% working capital turns and 20% strategic objectives) Stockholders suggested eliminating use of qualitative strategic goals as metrics for determining short - term incentive compensation in favor of quantitative and measurable financial goals We reduced the maximum payout for performance - based restricted stock in the long - term incentive plan from 250% to 200% Stockholders questioned the 250% maximum payout opportunity for performance - based restricted stock awards in the long - term incentive program and noted that they considered 200% to be more typical We set the target payout at outperformance of the market for the relative TSR metric rather than median performance ( i.e. , 55th percentile as compared to 50th percentile) Stockholders indicated a preference to see target payout of long - term incentive compensation anchored at some level above median performance for the relative total shareholder return (TSR) metric We committed to limit the usage of one - time special awards outside of our annual compensation program and, if granted to our executive officers, to include performance conditions (except in very limited circumstances where it is customary not to include performance conditions, such as grants to replace foregone compensation at the time of hire) We increased the weighting of performance - based restricted stock awards for executive officers in the long - term incentive plan from 50% to 60% and reduced the weighting of time - based restricted stock awards Stockholders questioned the design of a one - time award to the CEO that was entirely time - based (lacking performance conditions) even though it was a unique situation (designed to compensate him for two years of foregone equity due to CARES Act restrictions) Strong Say - on - Pay Support: 99% in 2023, 93% in 2024 and 94% in 2025

APPENDIX B © 2026 AAR CORP. All rights reserved worldwide 17

Adjusted EBITDA © 2024 AAR CORP. All rights reserved worldwide. 18 © 2026 AAR CORP. All rights reserved worldwide Non - GAAP Financial Measure Full Full ($ in millions) Q1 Q2 Q3 Q4 Year Q1 Q2 Q3 Q4 Year Q1 FY26 Q2 FY26 Q3 FY26 Net income (loss) $18.0 ($30.6) ($8.9) $34.0 $12.5 $34.4 $34.6 $68.0 $50.7 $187.7 $28.9 $94.1 $171.0 Income tax expense (benefit) 6.9 8.1 (2.2) 13.6 26.4 12.6 13.5 25.1 7.0 58.2 32.1 37.5 64.8 Other expense (income), net 0.1 0.2 0.1 (0.1) 0.3 0.1 0.2 0.7 1.1 2.1 0.3 0.3 0.9 Interest expense, net 18.3 18.8 18.1 18.4 73.6 18.5 18.6 17.1 16.3 70.5 73.8 73.6 72.6 Depreciation and amortization 13.5 14.0 14.0 13.7 55.2 13.8 17.1 20.2 21.0 72.1 55.5 58.6 64.8 Acquisition and integration expenses 5.0 3.2 3.5 (0.9) 10.8 2.4 8.1 7.5 10.2 28.2 8.2 13.1 17.1 Bargain purchase gain - - - - - - - (35.7) 6.2 (29.5) - - (35.7) Gain on sale of headquarters building - - - - - - - (9.8) - (9.8) - - (9.8) Impairment charge related to product line exit - - - - - - - 4.9 - 4.9 4.9 Loss (Gain) related to sale of business/joint venture, net (1.3) 0.5 64.0 7.1 70.3 (0.7) 0.1 0.4 (1.2) (1.4) 70.9 70.5 6.9 Severance charges - - - - - 1.0 - - - 1.0 1.0 1.0 1.0 Government COVID-related subsidy liability (reversal) - - - 0.8 0.8 (0.7) - - - (0.7) 0.1 0.1 0.1 Russian bankruptcy court judgment (reversal) - - (11.1) - (11.1) - - - - - (11.1) (11.1) - Contract termination cost (benefit) 3.2 - (3.0) - 0.2 - - - - - (3.0) (3.0) - FCPA settlement, investigation and remediation costs 5.0 59.2 1.1 - 65.3 - - - - - 60.3 1.1 - Stock-based compensation 5.0 5.0 5.6 4.3 19.9 5.3 4.3 3.7 4.5 17.8 20.2 19.5 17.6 Adjusted EBITDA $73.7 $78.4 $81.2 $90.9 $324.2 $86.7 $96.5 $102.1 $115.8 $401.1 $337.2 $355.3 $376.2 FY25 Twelve months ended FY26 Full Full ($ in millions) Q1 Q2 Q3 Q4 Year Q1 Q2 Q3 Q4 Year Q1 FY26 Q2 FY26 Q3 FY26 Net income (loss) $18.0 ($30.6) ($8.9) $34.0 $12.5 $34.4 $34.6 $68.0 $50.7 $187.7 $28.9 $94.1 $171.0 Income tax expense (benefit) 6.9 8.1 (2.2) 13.6 26.4 12.6 13.5 25.1 7.0 58.2 32.1 37.5 64.8 Other expense (income), net 0.1 0.2 0.1 (0.1) 0.3 0.1 0.2 0.7 1.1 2.1 0.3 0.3 0.9 Interest expense, net 18.3 18.8 18.1 18.4 73.6 18.5 18.6 17.1 16.3 70.5 73.8 73.6 72.6 Depreciation and amortization 13.5 14.0 14.0 13.7 55.2 13.8 17.1 20.2 21.0 72.1 55.5 58.6 64.8 Acquisition and integration expenses 5.0 3.2 3.5 (0.9) 10.8 2.4 8.1 7.5 10.2 28.2 8.2 13.1 17.1 Bargain purchase gain - - - - - - - (35.7) 6.2 (29.5) - - (35.7) Gain on sale of headquarters building - - - - - - - (9.8) - (9.8) - - (9.8) Impairment charge related to product line exit - - - - - - - 4.9 - 4.9 4.9 Loss (Gain) related to sale of business/joint venture, net (1.3) 0.5 64.0 7.1 70.3 (0.7) 0.1 0.4 (1.2) (1.4) 70.9 70.5 6.9 Severance charges - - - - - 1.0 - - - 1.0 1.0 1.0 1.0 Government COVID-related subsidy liability (reversal) - - - 0.8 0.8 (0.7) - - - (0.7) 0.1 0.1 0.1 Russian bankruptcy court judgment (reversal) - - (11.1) - (11.1) - - - - - (11.1) (11.1) - Contract termination cost (benefit) 3.2 - (3.0) - 0.2 - - - - - (3.0) (3.0) - FCPA settlement, investigation and remediation costs 5.0 59.2 1.1 - 65.3 - - - - - 60.3 1.1 - Stock-based compensation 5.0 5.0 5.6 4.3 19.9 5.3 4.3 3.7 4.5 17.8 20.2 19.5 17.6 Adjusted EBITDA $73.7 $78.4 $81.2 $90.9 $324.2 $86.7 $96.5 $102.1 $115.8 $401.1 $337.2 $355.3 $376.2 FY25 Twelve months ended FY26 FY 2026